EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2018 Third Quarter Results

Highlights

  Net income of $8.5 million, or $0.35 diluted earnings per share
  Adjusted earnings of $15.6 million, or $0.64 diluted earnings per share, primarily reflects the exclusion of $9.6 million of integration and acquisition expenses
  Total loans increased $60.5 million from end of prior quarter, or 5.9% annualized
  Efficiency ratio improved to 63.0%

EFFINGHAM, Ill., Oct. 25, 2018 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $8.5 million, or $0.35 diluted earnings per share, for the third quarter of 2018, which included $9.6 million of integration and acquisition expenses.  This compares to net income of $12.8 million, or $0.52 diluted earnings per share, for the second quarter of 2018, which included $2.0 million of integration and acquisition expenses, and net income of $2.0 million, or $0.10 diluted earnings per share, for the third quarter of 2017, which included $8.3 million of integration and acquisition expenses and a $3.6 million loss on mortgage servicing rights held for sale.

“We executed well in the third quarter and delivered a strong increase in our adjusted earnings per share compared to the prior quarter,” said Leon J. Holschbach, Chief Executive Officer of the Company.  “We have substantially completed the integration of Alpine Bancorporation, and we are seeing improvement in our efficiency ratio as we realize the synergies from this acquisition.  We continue to effectively execute on our balance sheet management strategy by focusing our new loan production on areas with the most attractive risk-adjusted yields.  As a result, we have been able to generate solid loan growth while maintaining a relatively stable net interest margin, excluding accretion income.  We believe that prudently managing our balance sheet and realizing additional operating leverage from our increased scale will enable us to enhance profitability going forward.”

Factors Affecting Comparability

The Company acquired Alpine Bancorporation, Inc. (“Alpine”) in February 2018. The financial position and results of operations of Alpine prior to its acquisition date are not included in the Company’s financial results.

Adjusted Earnings

Adjusted earnings were $15.6 million, or $0.64 diluted earnings per share, for the third quarter of 2018, which primarily reflects the exclusion of $9.6 million in integration and acquisition expenses.  This compares to adjusted earnings of $14.5 million, or $0.59 diluted earnings per share, for the second quarter of 2018, which primarily reflects the exclusion of $2.0 million in integration and acquisition expenses.

The increase in adjusted earnings per share was attributable to higher noninterest income and lower noninterest expense.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Income

Net interest income for the third quarter of 2018 was $45.1 million, a decrease of 6.6% from $48.3 million for the second quarter of 2018.  The decrease in net interest income was primarily attributable to a decline in accretion income on purchased loan portfolios.

Accretion income associated with purchased loan portfolios totaled $1.7 million for the third quarter of 2018, compared with $5.5 million for the second quarter of 2018.  Excluding accretion income, net interest income increased $600,000, which is a 5.6% annualized increase from the prior quarter.

Relative to the third quarter of 2017, net interest income increased $8.3 million, or 22.6%.  Accretion income for the third quarter of 2017 was $3.0 million.  The increase in net interest income resulted from a $13.7 million increase in interest income on interest-earning assets, offset in part by a $5.4 million increase in interest expense.  These increases were due to the impact of the acquisition of Alpine, as well as organic growth.

Net Interest Margin

Net interest margin for the third quarter of 2018 was 3.59%, compared to 3.91% for the second quarter of 2018.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 10 and 40 basis points to net interest margin in the third quarter of 2018 and second quarter of 2018, respectively.  Excluding the impact of accretion income, net interest margin decreased two basis points from the second quarter of 2018, primarily due to an increase in the cost of interest-bearing liabilities.

Relative to the third quarter of 2017, net interest margin decreased from 3.78%.  Accretion income on purchased loan portfolios contributed 27 basis points to net interest margin in the third quarter of 2017.  Excluding the impact of accretion income, net interest margin declined two basis points from the third quarter of 2017 due to funding costs increasing faster than the yield on earning assets.

Noninterest Income

Noninterest income for the third quarter of 2018 was $18.3 million, an increase of 15.3% from $15.8 million for the second quarter of 2018.  The increase was primarily attributable to an increase in commercial FHA revenue, which was partially offset by a decrease in residential mortgage banking revenue.

Relative to the third quarter of 2017, noninterest income increased 18.6% from $15.4 million.  The increase was primarily due to greater wealth management revenue and core banking fees, partially offset by lower commercial FHA and residential mortgage banking revenue.

Wealth management revenue for the third quarter of 2018 was $5.5 million, an increase of 2.8% from $5.3 million in the second quarter of 2018.  Compared to the third quarter of 2017, wealth management revenue increased 57.3%, which was attributable to 6.8% organic growth in assets under administration and the addition of Alpine’s wealth management business.

Commercial FHA revenue for the third quarter of 2018 was $3.1 million, compared to $0.3 million in the second quarter of 2018.  The Company originated $82.8 million in rate lock commitments during the third quarter of 2018, compared to $11.1 million in the prior quarter.  Compared to the third quarter of 2017, commercial FHA revenue decreased 17.1%.

Noninterest Expense

Noninterest expense for the third quarter of 2018 was $50.3 million, which included $9.6 million in integration and acquisition expense, compared with $46.5 million for the second quarter of 2018, which included $2.0 million in integration and acquisition expense.  Excluding integration and acquisition expense and loss on mortgage servicing rights held for sale, noninterest expense decreased $3.8 million, or 8.5%, from the prior quarter.  The decrease was primarily due to the realization of additional cost savings from the Alpine acquisition, the impact of efficiency enhancements in certain business areas, lower variable compensation and lower professional fees.

Relative to the third quarter of 2017, noninterest expense increased 4.0% from $48.4 million.  Excluding integration and acquisition expenses and loss on mortgage servicing rights held for sale, noninterest expense increased 11.1% from $36.4 million.  The increase was primarily due to the addition of personnel and facilities from Alpine.

Loan Portfolio

Total loans outstanding were $4.16 billion at September 30, 2018, compared with $4.10 billion at June 30, 2018 and $3.16 billion at September 30, 2017.  The increase in total loans from June 30, 2018, was primarily attributable to organic growth in commercial loans and leases, and consumer lending.  Equipment financing balances increased $45.9 million from June 30, 2018, which are booked within the commercial loans and leases portfolio.  The increase in total loans from September 30, 2017 was primarily attributable to the addition of Alpine’s loans.

Deposits

Total deposits were $4.14 billion at September 30, 2018, compared with $4.16 billion at June 30, 2018, and $3.11 billion at September 30, 2017.  The decrease in total deposits from June 30, 2018 was primarily attributable to expected attrition in the Alpine deposit base following the system conversion, as well as the Company’s focus on managing deposit costs.  The increase in total deposits from September 30, 2017 was primarily attributable to the addition of Alpine’s deposits.

Asset Quality

Nonperforming loans totaled $38.6 million, or 0.93% of total loans, at September 30, 2018, compared with $28.3 million, or 0.69% of total loans, at June 30, 2018, and $33.4 million, or 1.06% of total loans, at September 30, 2017.  The increase in nonperforming loans during the third quarter of 2018 was primarily attributable to the downgrade of two commercial loans and one commercial real estate loan.

Net charge-offs for the third quarter of 2018 were $0.7 million, or 0.07% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $2.1 million for the third quarter of 2018.  The Company’s allowance for loan losses was 0.47% of total loans and 50.9% of non-performing loans at September 30, 2018, compared with 0.45% of total loans and 64.4% of non-performing loans at June 30, 2018.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.59% of total loans at September 30, 2018, compared with 0.62% of total loans at June 30, 2018.

Capital

At September 30, 2018, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	September 30, 2018	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	12.35%	10.00%
Tier 1 capital to risk-weighted assets	9.85%	8.00%
Tier 1 leverage ratio	8.24%	5.00%
Common equity Tier 1 capital	8.37%	6.50%
Tangible common equity to tangible assets (1)	7.03%	NA

(1)  A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measures.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 26, 2018 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; passcode: 4447968.  A recorded replay can be accessed through November 2, 2018 by dialing (855) 859-2056; passcode: 4447968.

A slide presentation relating to the third quarter 2018 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank.  As of September 30, 2018, the Company had total assets of approximately $5.7 billion, and its Wealth Management Group had assets under administration of approximately $3.2 billion.  Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services.  In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary.  For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2018	2018	2018	2017	2017
Earnings Summary
Net interest income	$45,081	$48,286	$38,185	$36,036	$36,765
Provision for loan losses	2,103	1,854	2,006	6,076	1,489
Noninterest income	18,272	15,847	16,502	13,998	15,403
Noninterest expense	50,317	46,452	49,499	36,192	48,363
Income before income taxes	10,933	15,827	3,182	7,766	2,316
Income taxes	2,436	3,045	1,376	5,775	280
Net income	8,497	12,782	1,806	1,991	2,036
Preferred stock dividends, net	35	36	36	37	27
Net income available to common shareholders	$8,462	$12,746	$1,770	$1,954	$2,009

Diluted earnings per common share	$0.35	$0.52	$0.08	$0.10	$0.10
Weighted average shares outstanding - diluted	24,325,743	24,268,111	21,351,511	19,741,833	19,704,217
Return on average assets	0.59%	0.91%	0.15%	0.18%	0.18%
Return on average shareholders' equity	5.68%	8.77%	1.47%	1.74%	1.78%
Return on average tangible common equity (1)	8.69%	13.48%	2.05%	2.31%	2.38%
Net interest margin	3.59%	3.91%	3.69%	3.73%	3.78%
Efficiency ratio (1)	63.02%	67.76%	68.39%	64.64%	69.00%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$15,632	$14,469	$10,265	$8,403	$9,173
Adjusted diluted earnings per common share (1)	$0.64	$0.59	$0.48	$0.42	$0.46
Adjusted return on average assets (1)	1.09%	1.03%	0.87%	0.76%	0.82%
Adjusted return on average shareholders' equity (1)	10.45%	9.93%	8.34%	7.34%	8.03%
Adjusted return on average tangible common equity (1)	16.02%	15.27%	11.86%	9.88%	10.83%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2018	2018	2018	2017	2017
Net interest income:
Total interest income	$56,987	$58,283	$46,505	$43,500	$43,246
Total interest expense	11,906	9,997	8,320	7,464	6,481
Net interest income	45,081	48,286	38,185	36,036	36,765
Provision for loan losses	2,103	1,854	2,006	6,076	1,489
Net interest income after provision for loan losses	42,978	46,432	36,179	29,960	35,276
Noninterest income:
Commercial FHA revenue	3,130	326	3,330	3,127	3,777
Residential mortgage banking revenue	1,154	2,116	1,418	1,556	2,317
Wealth management revenue	5,467	5,316	4,079	3,587	3,475
Service charges on deposit accounts	2,804	2,693	1,967	1,828	2,133
Interchange revenue	2,759	2,929	2,045	1,538	1,724
(Loss) gain on sales of investment securities, net	-	(70)	65	2	98
Other income	2,958	2,537	3,598	2,360	1,879
Total noninterest income	18,272	15,847	16,502	13,998	15,403
Noninterest expense:
Salaries and employee benefits	22,528	23,467	28,395	17,344	22,411
Occupancy and equipment	5,040	4,708	4,252	3,859	4,144
Data processing	10,817	5,106	4,479	3,640	5,786
Professional	2,632	3,178	3,749	3,611	4,151
Amortization of intangible assets	1,853	1,576	1,675	1,035	1,187
Loss on mortgage servicing rights held for sale	270	188	-	442	3,617
Other expense	7,177	8,229	6,949	6,261	7,067
Total noninterest expense	50,317	46,452	49,499	36,192	48,363
Income before income taxes	10,933	15,827	3,182	7,766	2,316
Income taxes	2,436	3,045	1,376	5,775	280
Net income	8,497	12,782	1,806	1,991	2,036
Preferred stock dividends, net	35	36	36	37	27
Net income available to common shareholders	$8,462	$12,746	$1,770	$1,954	$2,009

Basic earnings per common share	$0.35	$0.53	$0.08	$0.10	$0.10
Diluted earnings per common share	$0.35	$0.52	$0.08	$0.10	$0.10

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2018	2018	2018	2017	2017
Assets
Cash and cash equivalents	$242,433	$276,331	$331,183	$215,202	$183,572
Investment securities	685,753	708,001	738,172	450,525	467,852
Loans	4,156,282	4,095,811	4,029,150	3,226,678	3,157,972
Allowance for loan losses	(19,631)	(18,246)	(17,704)	(16,431)	(16,861)
Total loans, net	4,136,651	4,077,565	4,011,446	3,210,247	3,141,111
Loans held for sale, at fair value	35,246	41,449	25,267	50,089	35,874
Premises and equipment, net	95,062	94,783	95,332	76,162	80,941
Other real estate owned	3,684	3,911	5,059	5,708	6,379
Mortgage servicing rights, at lower of cost or fair value	51,626	52,381	56,427	56,352	56,299
Mortgage servicing rights held for sale	4,419	4,806	3,962	10,176	10,618
Intangible assets	39,228	41,081	46,473	16,932	17,966
Goodwill	164,044	164,044	155,674	98,624	97,351
Cash surrender value of life insurance policies	138,600	137,681	136,766	113,366	112,591
Other assets	127,866	128,567	117,611	109,318	137,207
Total assets	$5,724,612	$5,730,600	$5,723,372	$4,412,701	$4,347,761

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$991,311	$1,001,802	$1,037,710	$724,443	$674,118
Interest-bearing deposits	3,151,895	3,158,055	3,196,105	2,406,646	2,440,349
Total deposits	4,143,206	4,159,857	4,233,815	3,131,089	3,114,467
Short-term borrowings	145,450	114,536	130,693	156,126	153,443
FHLB advances and other borrowings	652,253	678,873	587,493	496,436	488,870
Subordinated debt	94,093	94,053	94,013	93,972	54,581
Trust preferred debentures	47,676	47,559	47,443	47,330	47,218
Other liabilities	47,788	43,187	44,530	38,203	38,493
Total liabilities	5,130,466	5,138,065	5,137,987	3,963,156	3,897,072
Total shareholders’ equity	594,146	592,535	585,385	449,545	450,689
Total liabilities and shareholders’ equity	$5,724,612	$5,730,600	$5,723,372	$4,412,701	$4,347,761

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2018	2018	2018	2017	2017
Loan Portfolio
Commercial loans and leases	$1,034,546	$991,164	$1,026,253	$761,073	$714,390
Commercial real estate loans	1,711,926	1,711,296	1,773,510	1,440,011	1,472,284
Construction and land development loans	239,480	247,889	234,837	200,587	182,513
Residential real estate loans	586,134	601,808	570,321	453,552	445,747
Consumer loans	584,196	543,654	424,229	371,455	343,038
Total loans	$4,156,282	$4,095,811	$4,029,150	$3,226,678	$3,157,972

Deposit Portfolio
Noninterest-bearing demand deposits	$991,311	$1,001,802	$1,037,710	$724,443	$674,118
Interest-bearing:
Checking accounts	1,047,914	1,024,506	993,253	785,934	800,649
Money market accounts	836,151	843,984	840,415	646,426	633,844
Savings accounts	445,640	460,560	466,887	281,212	278,977
Time deposits	633,654	638,215	672,034	502,810	493,777
Brokered deposits	188,536	190,790	223,516	190,264	233,102
Total deposits	$4,143,206	$4,159,857	$4,233,815	$3,131,089	$3,114,467

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Average Balance Sheets
Cash and cash equivalents	$154,526	$227,499	$138,275	$173,540	$202,407
Investment securities	700,018	731,017	548,168	461,475	474,216
Loans	4,106,367	3,982,958	3,477,917	3,198,036	3,173,027
Loans held for sale	48,715	31,220	40,841	40,615	46,441
Nonmarketable equity securities	42,770	38,872	34,890	33,703	31,224
Total interest-earning assets	5,052,396	5,011,566	4,240,091	3,907,369	3,927,315
Non-earning assets	639,323	639,864	536,750	497,502	498,364
Total assets	$5,691,719	$5,651,430	$4,776,841	$4,404,871	$4,425,679

Interest-bearing deposits	$3,172,422	$3,158,816	$2,675,339	$2,433,461	$2,527,490
Short-term borrowings	139,215	120,794	148,703	181,480	182,015
FHLB advances and other borrowings	608,153	573,107	489,567	472,709	434,860
Subordinated debt	94,075	94,035	93,993	88,832	54,570
Trust preferred debentures	47,601	47,488	47,373	47,263	47,152
Total interest-bearing liabilities	4,061,466	3,994,240	3,454,975	3,223,745	3,246,087
Noninterest-bearing deposits	989,142	1,025,308	782,164	684,907	688,986
Other noninterest-bearing liabilities	47,654	47,229	40,761	42,251	37,289
Shareholders' equity	593,457	584,653	498,941	453,968	453,317
Total liabilities and shareholders' equity	$5,691,719	$5,651,430	$4,776,841	$4,404,871	$4,425,679

Yields
Cash and cash equivalents	1.96%	1.79%	1.53%	1.28%	1.19%
Investment securities	3.01%	2.91%	2.87%	3.01%	2.86%
Loans	4.88%	5.21%	4.85%	4.88%	4.90%
Loans held for sale	4.17%	3.79%	4.25%	3.62%	3.74%
Nonmarketable equity securities	5.01%	4.97%	4.64%	4.78%	4.20%
Total interest-earning assets	4.52%	4.71%	4.49%	4.48%	4.44%
Interest-bearing deposits	0.77%	0.64%	0.62%	0.58%	0.53%
Short-term borrowings	0.61%	0.38%	0.34%	0.26%	0.22%
FHLB advances and other borrowings	2.09%	1.81%	1.55%	1.42%	1.36%
Subordinated debt	6.44%	6.44%	6.44%	6.46%	6.40%
Trust preferred debentures	6.81%	6.59%	5.94%	5.51%	5.37%
Total interest-bearing liabilities	1.16%	1.00%	0.98%	0.92%	0.79%
Net interest margin	3.59%	3.91%	3.69%	3.73%	3.78%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2018	2018	2018	2017	2017
Asset Quality
Loans 30-89 days past due	$22,678	$19,362	$20,138	$15,405	$13,526
Nonperforming loans	38,561	28,342	26,499	26,760	33,431
Nonperforming assets	41,638	31,542	29,938	30,894	38,109
Net charge-offs	718	1,312	732	6,506	52
Loans 30-89 days past due to total loans	0.55%	0.47%	0.50%	0.48%	0.43%
Nonperforming loans to total loans	0.93%	0.69%	0.66%	0.83%	1.06%
Nonperforming assets to total assets	0.73%	0.55%	0.52%	0.70%	0.88%
Allowance for loan losses to total loans	0.47%	0.45%	0.44%	0.51%	0.53%
Allowance for loan losses to nonperforming loans	50.91%	64.38%	66.81%	61.40%	50.43%
Net charge-offs to average loans	0.07%	0.13%	0.09%	0.81%	0.01%

Wealth Management
Trust assets under administration	$3,218,013	$3,188,909	$3,125,051	$2,051,249	$2,001,106

Market Data
Book value per share at period end	$24.96	$24.92	$24.67	$23.35	$23.45
Tangible book value per share at period end (1)	$16.38	$16.25	$16.11	$17.31	$17.41
Market price at period end	$32.10	$34.26	$31.56	$32.48	$31.68
Shares outstanding at period end	23,694,637	23,664,596	23,612,430	19,122,049	19,093,153

Capital
Total capital to risk-weighted assets	12.35%	12.27%	12.37%	13.26%	12.21%
Tier 1 capital to risk-weighted assets	9.85%	9.78%	9.84%	10.19%	10.20%
Tier 1 leverage ratio	8.24%	8.16%	9.55%	8.63%	8.54%
Tier 1 common capital to risk-weighted assets	8.37%	8.28%	8.30%	8.45%	8.50%
Tangible common equity to tangible assets (1)	7.03%	6.96%	6.89%	7.70%	7.85%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2018	2018	2018	2017	2017
Income before income taxes - GAAP	$10,933	$15,827	$3,182	$7,766	$2,316
Adjustments to noninterest income:
(Loss) gain on sales of investment securities, net	-	(70)	65	2	98
Other	(12)	(48)	150	37	45
Total adjustments to noninterest income	(12)	(118)	215	39	143
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	270	188	-	442	3,617
Integration and acquisition expenses	9,559	2,019	11,884	2,686	8,303
Total adjustments to noninterest expense	9,829	2,207	11,884	3,128	11,920
Adjusted earnings pre tax	20,774	18,152	14,851	10,855	14,093
Adjusted earnings tax	5,142	3,683	4,586	6,992	4,920
Revaluation of net deferred tax assets	-	-	-	(4,540)	-
Adjusted earnings - non-GAAP	15,632	14,469	10,265	8,403	9,173
Preferred stock dividends, net	35	36	36	37	27
Adjusted earnings available to common shareholders - non-GAAP	$15,597	$14,433	$10,229	$8,366	$9,146
Adjusted diluted earnings per common share	$0.64	$0.59	$0.48	$0.42	$0.46
Adjusted return on average assets	1.09%	1.03%	0.87%	0.76%	0.82%
Adjusted return on average shareholders' equity	10.45%	9.93%	8.34%	7.34%	8.03%
Adjusted return on average tangible common equity	16.02%	15.27%	11.86%	9.88%	10.83%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Noninterest expense - GAAP	$50,317	$46,452	$49,499	$36,192	$48,363
Loss on mortgage servicing rights held for sale	(270)	(188)	-	(442)	(3,617)
Integration and acquisition expenses	(9,559)	(2,019)	(11,884)	(2,686)	(8,303)
Adjusted noninterest expense	$40,488	$44,245	$37,615	$33,064	$36,443

Net interest income - GAAP	$45,081	$48,286	$38,185	$36,036	$36,765
Effect of tax-exempt income	585	541	394	659	687
Adjusted net interest income	45,666	48,827	38,579	36,695	37,452

Noninterest income - GAAP	$18,272	$15,847	$16,502	$13,998	$15,403
Mortgage servicing rights impairment	297	500	133	494	104
Loss (gain) on sales of investment securities, net	-	70	(65)	(2)	(98)
Other	12	48	(150)	(37)	(45)
Adjusted noninterest income	18,581	16,465	16,420	14,453	15,364

Adjusted total revenue	$64,247	$65,292	$54,999	$51,148	$52,816

Efficiency ratio	63.02%	67.76%	68.39%	64.64%	69.00%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2018	2018	2018	2017	2017
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$594,146	$592,535	$585,385	$449,545	$450,689
Adjustments:
Preferred stock	(2,829)	(2,876)	(2,923)	(2,970)	(3,015)
Goodwill	(164,044)	(164,044)	(155,674)	(98,624)	(97,351)
Other intangibles	(39,228)	(41,081)	(46,473)	(16,932)	(17,966)
Tangible common equity	$388,045	$384,534	$380,315	$331,019	$332,357

Total Assets to Tangible Assets:
Total assets—GAAP	$5,724,612	$5,730,600	$5,723,372	$4,412,701	$4,347,761
Adjustments:
Goodwill	(164,044)	(164,044)	(155,674)	(98,624)	(97,351)
Other intangibles	(39,228)	(41,081)	(46,473)	(16,932)	(17,966)
Tangible assets	$5,521,340	$5,525,475	$5,521,225	$4,297,145	$4,232,444

Common Shares Outstanding	23,694,637	23,664,596	23,612,430	19,122,049	19,093,153

Tangible Common Equity to Tangible Assets	7.03%	6.96%	6.89%	7.70%	7.85%
Tangible Book Value Per Share	$16.38	$16.25	$16.11	$17.31	$17.41

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Net income available to common shareholders	$8,462	$12,746	$1,770	$1,954	$2,009

Average total shareholders' equity—GAAP	$593,457	$584,653	$498,941	$453,968	$453,317
Adjustments:
Preferred stock	(2,859)	(2,905)	(2,952)	(2,997)	(3,126)
Goodwill	(164,044)	(158,461)	(118,996)	(97,406)	(97,129)
Other intangibles	(40,228)	(44,098)	(27,156)	(17,495)	(18,153)
Average tangible common equity	$386,326	$379,189	$349,837	$336,070	$334,909
ROATCE	8.69%	13.48%	2.05%	2.31%	2.38%